SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Definitive Proxy Statement
/X/	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

NEW FRONTIER MEDIA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ /	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock, par value $.0001 per share

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

/ /	Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

EXPLANATORY NOTE

        New Frontier Media, Inc., a Colorado corporation (the “Company”), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on August 15, 2002 in connection with the solicitation of proxies for electing the board of directors of the Company at the Company’s 2002 annual meeting of shareholders.

THE FOLLOWING RELEASE WAS ISSUED OVER
PR NEWSWIRE IN THE EVENING OF AUGUST 15, 2002

For Immediate Release
Contact: Karyn Miller, CFO
(303) 444-0900 x 102
kmiller@noof.com

New Frontier Media Reiterates Statements
to its Shareholders

BOULDER, COLORADO, August 15, 2002 – New Frontier Media, Inc. (NASDAQ: NOOF), a leader in the electronic distribution of adult entertainment, announced today that Mark Kreloff, Chairman and Chief Executive Officer of New Frontier Media, reiterated his statements made to shareholders on yesterday’s earnings conference call regarding the financing and growth strategies for the Company going forward. In the earnings conference call yesterday, Mr. Kreloff outlined his plans as CEO regarding the following:

•

New Frontier Media does not intend to make any business acquisitions through March 31, 2004. Further, New Frontier Media’s management will not make any business acquisitions without first requesting that the Board of Directors submit such proposed acquisition to the shareholders for approval.

•

New Frontier Media is committed to retiring or refinancing its outstanding shares of Class A Preferred Stock as promptly as practicable. The terms of the Class A Preferred Stock provide that the Company may redeem the Class A Preferred Stock at face value at any time without penalty.

•

New Frontier Media intends to focus its resources on growing the distribution of its pay television services via Cable, Satellite and Internet domestically and internationally. In addition, the Company will continue its efforts to forge content distribution relations for its Internet group similar to the On Command transaction announced yesterday.

ABOUT NEW FRONTIER MEDIA, INC.

New Frontier Media, Inc. is a leader in the distribution of adult entertainment content via electronic platforms. The Company delivers the most extensive lineup of quality programming over the broadest range of electronic means including cable, satellite, Internet, Broadband and video-on-demand.

The Erotic Networks™, the umbrella brand for the Company’s subscription and pay television subsidiary, provides pay-per-view and subscription TV networks to over 29 million cable, DBS (direct broadcast satellite) and C-band households throughout North America. The Erotic Networks™ include Pleasure™, TeN™, ETC (Erotic Television Clips)™, Extasy™, True Blue™ and X-Cubed™. These networks represent the widest variety of editing standards available and are programmed without duplication to offer the most extensive selection of adult network programming under a single corporate umbrella.

For more information contact Karyn Miller at (303) 444-0900, extension 102, and please visit our web site at www.noof.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of Securities & Exchange Act. The Company intends forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. All statements related to New Frontier Media’s intention of not making any acquisitions through March 31, 2004, New Frontier Media’s management not making any business acquisitions without requesting that the Board of Directors submit such proposed acquisition to shareholders for approval, New Frontier Media refinancing or retiring the Class A Preferred Stock, New Frontier Media focusing its resources on growing the distribution of its pay television services via Cable, Satellite and Internet domestically and internationally, and New Frontier Media continuing its efforts to forge content distribution relations for its Internet group similar to the On Command transaction are forward looking statements and the outcome of any contingencies are forward-looking statements. All forward-looking statements made in this press release are made as of the date hereof, and the company assumes no obligation to update the forward-looking statements included in this news release. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Please refer to the Company’s Form 10-K and other filings with the SEC for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports. Copies of these filings are available through the SEC’s electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov.

NEW FRONTIER MEDIA HAS FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THE SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF NEW FRONTIER MEDIA FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS. NEW FRONTIER MEDIA STRONGLY ADVISES ALL NEW FRONTIER MEDIA SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN NEW FRONTIER’S PROXY SOLICITATION IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT FILED ON JULY 24, 2002.